UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): July 25, 2005

                                -----------------

                             Digital Recorders, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


        North Carolina                     1-13408               56-1362926
(State or Other Jurisdiction of   (Commission File Number)     (IRS Employer
        Incorporation)                                       Identification No.)


                5949 Sherry Lane, Suite 1050, Dallas, Texas 75225
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's Telephone Number, Including Area Code (214) 378-8992


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

     On July 25, 2005, the Company filed Articles of Correction to its Articles of Amendment to its Articles of Incorporation originally filed with the Secretary of State of North Carolina on June 28, 2005. The Company's Articles of Incorporation was originally amended to add the Certificate of Designation for the Company's Series G Convertible Preferred Stock (the "Certificate of Designation"). The Articles of Correction revised the conversion price for voting rights purposes from $2.21 per share to $2.23 per share. The Company's revision to the Certificate of Designation is based on the recent discussions with NASDAQ(R) (see Item 8.01, below).

Item 8.01      Other Events.

     The Company recently had discussions with the NASDAQ(R) regarding certain aspects of the Company's issuance of its Series G Convertible Preferred Stock on June 28, 2005 (the "Series G Issuance"), to Dolphin Offshore Partners, L.P., and Mr. John D. Higgins, one of the Company's directors. As a result of these discussions, the Company took the following steps:

o On July 25, 2005, the Company amended its Certificate of Designation for its Series G Convertible Preferred Stock to revise the conversion price for voting rights purposes only from $2.21 per share to $2.23 per share; and

o On July 25, 2005, the Company executed a one-year promissory note in favor of Mr. Higgins in the original principal amount of $252,301.37. The execution of this promissory note effected a rescission of Mr. Higgins' purchase price for 50 shares of the Series G Convertible Preferred Stock and an accompanying warrant to purchase 35,714 shares of our common stock. The conversion of Mr. Higgins' investment in the Company from an equity to a debt instrument effectively cancels his participation in our Series G Issuance.

     Although there can be no assurance, the Company believes these steps effectively address any concerns NASDAQ(R) may have had regarding the Company's Series G Issuance.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.


                                          DIGITAL RECORDERS, INC.

                                                 -------------------------------
Date: July 27, 2005                       By:    /s/ DAVID N. PILOTTE
                                                 -------------------------------
                                                 David N. Pilotte
                                                 Chief Financial Officer